EXHIBIT 4.1

                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of March 19, 2008 (the "Effective Date") by and between Geron Corporation, a Delaware corporation having its principal place of business at 230 Constitution Drive, Menlo Park, California 94025 (the "Company"), and David
D. Bohannon Organization, a California corporation having an office at 60 Hillsdale Mall, San Mateo, CA 94403-3497 (the "Acquirer").

     A. The Company has agreed to issue, and the Acquirer has agreed to accept, shares of the Company's common stock, par value $.001 per share (the "Common Stock") to Acquirer in payment of the Company's base rent obligations for the period from August 1, 2008 through July 31, 2012 under a lease dated January 20, 1993 to the premises at 200 Constitution Drive, Menlo Park, California, as amended and extended, and a lease dated March 25, 1996 to the premises at 230 Constitution Drive, Menlo Park, California, as amended and extended (collectively, the "Leases").

     B. The Acquirer and the Company desire to specify the terms and conditions of the Company's issuance of such common stock.

THE PARTIES AGREE AS FOLLOWS:

1. ISSUANCE OF SHARES; PURCHASE PRICE. The Acquirer hereby acquires and the Company hereby issues to Acquirer 742,158 shares (the "Shares") of Common Stock in consideration of the premises conveyed pursuant to the Leases. Upon issuance and delivery of the certificate(s) for the Shares, all Shares shall be duly authorized and validly issued and represent fully paid shares of the Company's Common Stock.

2.       CLOSING; DELIVERY

     2.1 The consummation of the transaction contemplated by this Agreement (a "Closing") shall be held at such time and place as is mutually agreed upon between the parties, but in any event no later than five (5) business days after the Effective Date of this Agreement (the "Closing Date"). At the Closing, the Company shall deliver to the Acquirer one or more certificates representing all of the Shares, which Shares shall be issued in the name of the Acquirer or its designee and in such denominations as the Acquirer shall specify.

     2.2 The Company's obligations to issue and deliver the stock certificate(s) representing the Shares to the Acquirer at the Closing shall be subject to the following conditions, which may be waived by the Company:

                  2.2.1 the covenants and obligations that the Acquirer is required to perform or to comply with pursuant to this Agreement, at or prior to the Closing, must have been duly performed and complied with in all material respects; and

                  2.2.2 the representations and warranties made by the Acquirer herein shall be true and correct in all material respects as of the Closing Date.

     2.3 The Acquirer's obligation to accept delivery of the stock certificate(s) representing the Shares at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Acquirer:

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                  2.3.1    the covenants and obligations that the Company is
                           required to perform or to comply with pursuant to this Agreement, at or prior to the Closing, must have been duly performed and complied with in all material respects;

                  2.3.2 The Company shall have available under its Certificate of Incorporation sufficient authorized shares of Common Stock to issue the Shares to the Acquirer; and

                  2.3.3 the representation and warranties made by the Company herein shall be true and correct in all material respects as of any Closing Date.

3. RESTRICTIONS ON RESALE OF SHARES.

     3.1 Legends. The Acquirer understands and acknowledges that the Shares are not registered under the Securities Act of 1933 (the "Act") and that under the Act and other applicable laws the Acquirer may be required to hold such Shares for an indefinite period of time. Each stock certificate representing Shares shall bear the following legends:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF THE COMMON STOCK PURCHASE AGREEMENT, DATED AS OF MARCH 19, 2008. A COPY OF THE AGREEMENT CAN BE OBTAINED FROM THE SECRETARY OF THE COMPANY."

     3.2 Limits on Sales. The Acquirer agrees that if it decides to resell some or all of the Shares, it will do so only in an appropriate manner through orderly sales executed through a top-tier brokerage firm, and based upon whether the shares are registered or unregistered, i.e., on the Nasdaq National Market or in a Rule 144A compliant transaction. Subject to the foregoing restrictions, the Acquirer may sell or resell the Shares in any lot size, or at any volume, desired by the Acquirer.

     3.3 Further Limitations. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or applicable securities laws; or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred in violation of any of the provisions of this Agreement or applicable securities laws.

4. REGISTRATION RIGHTS.

     4.1 The Company agrees to file with the Securities and Exchange Commission (the "Commission"), as promptly as practicable using commercially reasonable efforts and in any event within one hundred and twenty
          (120) days after the Closing Date, a registration statement under the Act (the "Registration Statement"), on Form S-3 or other appropriate form, so as to permit a non-underwritten public offering and resale of the Shares under the Act by the Acquirer. The Company agrees to diligently pursue making that Registration Statement effective. The
          Company will make commercially reasonable efforts to notify the Acquirer of the effectiveness of the Registration Statement within one
          (1) business day of receiving notice from the Commission declaring the Registration Statement effective, but no later than the close of business (Pacific Time) of the second business day after receipt of such notice from the Commission.

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     4.2  The Company  shall  notify the Acquirer as promptly as possible of any
          review   initiated  by  the  Commission   with  respect  to  any  such
          Registration Statement.

     4.3 The Company will maintain the Registration Statement or any post-effective amendment thereto filed under this Section 4 effective under the Act until the earliest of (i) the date that none of the Shares covered by such Registration Statement are issued and outstanding, (ii) the date that all of the Shares have been sold pursuant to such Registration Statement, (iii) the date the Acquirer receives an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Acquirer, that the Shares may be sold under the provisions of Rule 144, (iv) the date that all Shares have been otherwise transferred to persons who may trade such shares without restriction under the Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (v) the date all Shares may be sold at any time pursuant to Rule 144 or any similar provision then in effect under the Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Acquirer (the "Effectiveness Period").

     4.4 All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under Section 4.1 and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Acquirer shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Shares being registered and the fees and expenses of their counsel.

     4.5 The Company, at its expense, shall furnish the Acquirer with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Act and such other documents as the Acquirer may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Acquirer, provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Acquirer shall be subject to the receipt by the Company of reasonable assurances from the Acquirer that the Acquirer will comply with the applicable provisions of the Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses.

     4.6 The Acquirer will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Acquirer and proposed manner of sale of the Shares required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares and entering into and performing their obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate the Acquirer to consent to be named as an underwriter in any Registration Statement.

5. REPRESENTATIONS AND ACKNOWLEDGEMENT OF THE COMPANY.

         The Company hereby represents, warrants and covenants to the Acquirer as follow:

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     5.1  Organization,  Good  Standing  and  Qualification.  The  Company  is a
          corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     5.2  Authorization.  The  Company  has full  right,  power,  authority  and capacity to enter into this Agreement and to consummate the transactions contemplated hereby, including the requirements for the use of Form S-3 for registration of the Shares and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor's rights and remedies or by other equitable principles of general application from time to time in effect.

     5.3 Valid Issuance of Common Stock. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

     5.4 Legal Proceedings and Orders. There is no action, suit, proceeding or investigation pending or threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby, nor is the Company aware of any basis for any of the forgoing. The Company is neither a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect the ability of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

6. REPRESENTATIONS AND ACKNOWLEDGMENTS OF THE ACQUIRER.

     The Acquirer hereby represents, warrants, acknowledges and agrees that:

     6.1 Investment. The Acquirer is acquiring the Shares for the Acquirer's own account, and not directly or indirectly for the account of any other person. The Acquirer is acquiring the Shares for investment and not with a view to distribution or resale thereof, except in compliance with the Act and any applicable state law regulating securities.

     6.2 Access to Information. Acquirer has consulted with its own attorney, accountant, or investment advisor as the Acquirer has deemed advisable with respect to the investment and has determined its suitability for Acquirer. The Acquirer has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. The Acquirer has had access to such financial and other information as is necessary in order for the Acquirer to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Acquirer has had access. Acquirer acknowledges that neither the Company nor any of its officers, directors, employees, agents, representatives, or advisors have made any representation or warranty other than those specifically expressed herein.

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     6.3  Business and Financial Expertise.  The Acquirer further represents and warrants that it has such business or financial expertise as to be able to evaluate its investment in the Company and purchase of the Shares.

     6.4 Speculative Investment. The Acquirer acknowledges that the investment in the Company represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within the Acquirer's risk capital means and is not so great in relation to the Acquirer's total financial resources as would jeopardize the personal financial needs of the Acquirer in the event such investment were lost in whole or in part.

     6.5  Unregistered Securities. Acquirer acknowledges that:

                  6.5.1 The Acquirer must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register any of the Shares under the Act, except as provided in Section 4 above. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers' transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market then exists in the Company's common stock, (ii) the Company has complied with the information requirements of Rule 144, and (iii) all other terms and conditions of Rule 144 have been satisfied.

                  6.5.2 Transfer of the Shares has not been registered or qualified under any applicable state law regulating securities and, therefore, the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available. The Company has made no agreements, covenants or undertakings whatsoever to register or qualify any of the Shares under any such act. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

                  6.5.3 The Acquirer hereby certifies that it is an "accredited investor" as that term is defined in Rule 501 under the Act.

     6.6  Authorization.  The  Acquirer  has full right,  power,  authority  and
          capacity  to  enter  into  this   Agreement  and  to  consummate   the
          transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of the Acquirer enforceable against the Acquirer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor's rights and remedies or by other equitable principles of general application from time to time in effect.

7. TAX ADVICE. The Acquirer acknowledges that the Acquirer has not relied and will not rely upon the Company or the Company's counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the shares. The Acquirer assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the shares.

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8.       NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally or by facsimile, or one day, not including Saturdays, Sundays, or national holidays, after sending if sent by national overnight delivery service, or five days, not including Saturdays, Sundays, or national holidays, after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed as follows:

                  To the Company at:        Geron Corporation
                                            230 Constitution Drive
                                            Menlo Park, California  94025
                                            Attention: Chief Financial Officer
                                            Telephone:        (650) 473-7700
                                            Facsimile:        (650) 473-7750



                  With a copy to:   Geron Corporation
                                            230 Constitution Drive
                                            Menlo Park, California  94025
                                            Attention: Senior Director, Legal
                                            Telephone:        (650) 473-7775
                                            Facsimile:        (650) 566-7181



                  To the Acquirer at:       David D. Bohannon Organization
                                            60 Hillsdale Mall
                                            San Mateo, CA 94403-3497
                                            Attention: Chief Financial Officer
                                            Telephone:        (650) 345-8222
                                            Facsimile:        (650) 573-5457


9. BINDING EFFECT. This Agreement shall be binding upon the heirs, legal representatives and successors of the Company and of the Acquirer; provided, however, that the Acquirer may not assign any rights or obligations under this Agreement. The Company's rights under this Agreement shall be freely assignable.

10. ATTORNEYS' FEES. If any action or proceeding or arbitration is commenced by either party to enforce its rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding or arbitration, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in addition to any other relief awarded by the court or arbitrator.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America.

12. INVALID PROVISIONS. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

13. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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14.     AMENDMENTS. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against whom such change, waiver or termination is sought to be enforced.

15. FUTURE COOPERATION. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

16. ENTIRE AGREEMENT. This Agreement, and the Leases, constitute the entire agreement of the parties pertaining to the Shares and supersede all prior and contemporaneous agreements, representations, and understandings of the parties with respect thereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                     Geron Corporation


                                      /s/ David L. Greenwood
                                     ---------------------------
                                     By:      David L. Greenwood
                                     Title:   Executive Vice President and Chief
                                              Financial Officer

                                     DAVID D. BOHANNON ORGANIZATION


                                      /s/ Scott Bohannon
                                     ---------------------------
                                     By:      Scott Bohannon
                                     Title:   Senior Vice President


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